EXHIBIT 15.2

[Letterhead of TransAsia Lawyers]

10 June 2011

Youku.com Inc.

11/F, SinoSteel Plaza

8 Haidian Street, Haidian District

Beijing 100080

People’s Republic of China

Ladies and Gentlemen,

We consent to the reference to our firm under the heading “Risks Factors” in “Item 3: Key Information” in Youku.com Inc.’s Annual Report on Form 20-F for the year ended December 31, 2010, which will be filed with the Securities and Exchange Commission in the month of June 2011.

Yours faithfully,

/s/ TransAsia Lawyers
TransAsia Lawyers